UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware

  0-10831

  94-2744492

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP (the “Registrant”) owns a 100% interest in CCIP Loft, L.L.C., a Delaware limited liability company (the “Company”). As previously disclosed, after April 30, 2008, the assets of the Company are allocated solely to the holders of Series A units in the Registrant for all purposes. The Company owns The Loft Apartments (“The Loft”), a 184-unit apartment complex located in Raleigh, North Carolina.

On July 15, 2008 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, GMC Property Management, L.C., a Florida limited liability company (the “Purchaser”), to sell The Loft to the Purchaser for a total sales price of $11,500,000. On July 15, 2008 the Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with AIMCO Properties, L.P., an affiliate of the Registrant. The Registrant, the Related Seller and the Purchaser agreed that if the Related Agreement for any reason is terminated or cancelled by Purchaser, the Company shall have the right, but not the obligation, to terminate this Purchase Agreement.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $11,500,000, subject to certain prorations and adjustments at the closing. The Purchaser delivered an initial deposit of $115,000. On or before the termination of the feasibility period, the Purchaser is required to deliver an additional deposit of $115,000. If the Purchaser fails to notify the Company in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is September 28, 2008. The Company has the right to extend the closing for up to forty-five days by delivering written notice to the Purchaser. The Purchaser has the right to a one-time thirty day extension by delivering written notice to the Company and a $125,000 non-refundable deposit no later than fifteen days prior to the closing date. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Company will pay the property transfer taxes, the base premium for the Title Policy and one-half of the customary closing costs of the Escrow Agent. The Purchaser will pay premiums or fees with respect to the Title Policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Company and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to The Loft by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Company. The Company must maintain in full force and effect until the closing date all existing insurance coverage on The Loft.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Company.

DEFAULTS AND REMEDIES. If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser agreed to forfeit its deposits to the Company, and neither party will be obligated to proceed with the purchase and sale. The Company expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $20,000 or (ii) seeking specific performance of the Company’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.62       Purchase and Sale Contract between CCIP Loft, L.L.C., a Delaware limited liability company, and GMC Property Management, L.C., a Florida limited liability company, dated July 15, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

By:

CONCAP EQUITIES, INC.

General Partner

By:    /s/Stephen B. Waters

    Stephen B. Waters

    Vice President

Date:  July 21, 2008